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                                                                    EXHIBIT 23.1

                      CONSENT OF COOPERS & LYBRAND L.L.P.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of AccuStaff Incorporated on Form S-8 and related Prospectus of our report, dated March 26, 1997, on our audits of the consolidated financial statements of AccuStaff Incorporated and Subsidiaries as of December 31, 1996 and 1995 and for each of the three (3) years in the period ended December 31, 1996, which report is included in Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A filed April 11, 1997.

COOPERS & LYBRAND L.L.P.

Jacksonville, Florida
December 1, 1997